Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Tuatara and SpringBig adjusted to give effect to the business combination and the other events contemplated by the merger agreement.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical unaudited consolidated balance sheet of SpringBig as of March 31, 2022 and the historical unaudited consolidated balance sheet of Tuatara as of March 31, 2022 on a pro forma basis as if the business combination and related transactions had been consummated on March 31, 2022.

The unaudited pro forma condensed combined statement of operations for the three months ended of March 31, 2022 combines the historical unaudited consolidated statement of operations of SpringBig for the three months ended March 31, 2022 and historical unaudited consolidated statement of operations of Tuatara for the three months ended March 31, 2022 on a pro forma basis as if the business combination and the other events contemplated by the merger agreement, as summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended of December 31, 2021 combines the historical audited consolidated statement of operations of SpringBig for the year ended December 31, 2021 and historical audited statement of operations of Tuatara for the year ended December 31, 2021 on a pro forma basis as if the business combination and the other events contemplated by the merger agreement, as summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the business combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with the following:

•	the historical unaudited consolidated financial statements of Tuatara as of and for the three months ended March 31, 2022 and 2021;
•	the historical audited financial statements of Tuatara as of and for the year ended December 31, 2021 and as of December 31, 2020 and for the period from January 24, 2020 through December 31, 2020;
•	the historical unaudited consolidated financial statements of SpringBig as of and for the three months ended March 31, 2022 and 2021;
•	the historical audited consolidated financial statements of SpringBig as of and for the years ended December 31, 2021 and December 31, 2020;
•
the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SpringBig” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tuatara” and other financial information included elsewhere in the proxy statement/prospectus filed by Tuatara with the SEC on May 17, 2022; and

•
other information relating to Tuatara and SpringBig included in the proxy statement/prospectus, including the merger agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

Description of the Business Combination

On June 14, 2022 (the “Closing Date”), New SpringBig (formerly known as Tuatara) consummated the previously announced Business Combination of Tuatara and SpringBig. Pursuant to the Merger Agreement, prior to the Closing, New SpringBig changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. In connection with the Closing, the registrant changed its name from Tuatara Capital Acquisition Corporation to SpringBig Holdings, Inc. New SpringBig will continue the existing business operations of SpringBig as a publicly traded company.

Pursuant to the previously announced Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which such PIPE Investors agreed to subscribe for and purchase an aggregate of 1,310,000 shares of New SpringBig Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $13,100,000 (of which $7,000,000 was previously funded via convertible notes between SpringBig and certain subscription investors).

The holders of SpringBig’s common stock and the Engaged Option Holders shall be entitled to receive their pro rata portion of such number of Shares, fully paid and free and clear of all liens other than applicable federal and state securities law restrictions, as set forth below upon satisfaction of any of the following conditions (“Company Earnout Condition”)

a)
7,000,000 Contingent Shares if the closing price of the New SpringBig common stock equals or exceeds $12.00 per share on any twenty (20) trading days in a thirty (30)-trading day period at any time after the Closing Date and no later than 60 months following the Closing Date;

b)
2,250,000 Contingent Shares if the closing price of the New SpringBig common stock equals or exceeds $15.00 per share on any twenty (20) trading days in a thirty (30)-trading day period at any time after the Closing Date and no later than 60 months following the Closing Date; and

c)
1,250,000 Contingent Shares if the closing price of the New SpringBig common stock equals or exceeds $18.00 per share on any twenty (20) trading days in a thirty (30)-trading day period at any time after the Closing Date and no later than 60 months following the Closing Date.

At the time of the Closing, the sponsor, Tuatara and certain members of the Tuatara board of directors entered into an escrow agreement, providing that, immediately following the Closing, the sponsor, Tuatara and certain members of the Tuatara board of directors shall deposit an aggregate of 1,000,000 shares of New SpringBig common stock into escrow. The Sponsor Escrow Agreement shall provide that such Sponsor Contingent Shares shall be released to the sponsor if the closing price of the New SpringBig common stock equals or exceeds $12.00 per share on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the closing date and no later than 60 months following the closing date (“Sponsor Earnout Condition”). In addition, on or prior to the closing date, the sponsor shall forfeit 1,000,000 shares of New SpringBig common stock.

On the Closing Date, Tuatara issued to public shareholders who elected not to exercise their redemption rights in connection with the consummation of the business combination an aggregate of 876,194 shares of New SpringBig common stock.

On April 29, 2022, Tuatara entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with CF Principal Investments LLC related to a committed equity facility (the “Facility”). Pursuant to the Common Stock Purchase Agreement, New SpringBig has the right, after the closing of the merger, from time to time at its option to sell to CF Principal Investments LLC up to $50 million in aggregate gross purchase price of newly issued common stock subject to certain conditions and limitations set forth in the Common Stock Purchase Agreement.

The unaudited pro forma condensed combined financial information does not give effect to any issuances of common stock under the Facility. However, see Note 4 below for a discussion of the potential impact of the Facility on the unaudited pro forma condensed consolidated financial information.

Anticipated Accounting Treatment

The business combination will be accounted for as a capital reorganization in accordance with GAAP. Under this method of accounting, Tuatara will be treated as the “acquired” company for accounting purposes. Accordingly, the business combination will be treated as the equivalent of SpringBig issuing shares at the closing of the business combination for the net assets of Tuatara as of the closing date, accompanied by a recapitalization. The net assets of Tuatara will be stated at historical cost, with no goodwill or other intangible assets recorded.

SpringBig has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	SpringBig’s shareholders will have the largest voting interest in New SpringBig under the maximum redemption scenario;
•	The board of directors of the post-combination company has seven members, and SpringBig shareholders have the ability to nominate at least the majority of the members of the board of directors;
•	SpringBig’s senior management is the senior management of the post-combination company;
•	The business of SpringBig will comprise the ongoing operations of New SpringBig; and
•	SpringBig is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 18,196,526 combined company shares issued to SpringBig stockholders and 1,310,000 shares of common stock issued to the PIPE Investors, plus 31,356 shares paid to the certain PIPE Investors pursuant to the convertible notes with certain PIPE Investors and 3,000,000 Tuatara founders shares which are net of the 1,000,000 of Sponsor Contingent Shares that were placed in escrow and the 1,000,000 Sponsor Forfeited Shares. The Sponsor Contingent Shares and the Contingent Shares have not been included, as these have been deemed financial instruments to be issued upon the occurrence of contingent earn out provisions. The Sponsor Contingent Shares and Contingent Shares will be accounted for under ASC Topic 815-40, “Derivatives and Hedging”, pursuant to which the Sponsor Contingent Shares and Contingent Shares are considered to be indexed to the Company’s own stock and therefore will be classified as equity instruments.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of warrants to purchase 12,376,194 shares to be issued because the inclusion of any of these securities would be anti-dilutive.

Weighted average shares calculation, basic and diluted
Tuatara public shares	1,752,388
Tuatara founder shares	3,000,000
Subscription investors	1,341,356
Combined company shares issued in business combination	18,196,526
Weighted average shares outstanding	24,290,270
Percent of shares owned by SpringBig shareholders	74.9%
Percent of shares owned by Tuatara holders	19.6%
Percent of shares owned by subscription investors(1)	5.5%

(1)	Of the shares owned by the subscription investors, 600,000 shares are attributable to affiliates of Tuatara and 10,000 shares are attributable to affiliates of SpringBig.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 2022
(in in thousands)

	SpringBig (Historical)	Tuatara (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$6,761	$417	$200,039	(1)	$18,518
			(191,438)	(2)
			(13,361)	(3)
			6,100	(4)
			10,000	(8)
Accounts receivable, net	2,645	-	-		2,645
Contract assets	303	-	-		303
Prepaid expenses and other current assets	1,297	249	1,350	(3)	2,896
Total Current Assets	11,006	666	12,690		24,362

Property, plant and equipment	495	-	-		495
Deposits and other assets	84	-	-		84
Investments held in Trust Account	-	200,039	(200,039)	(1)	-
Total Assets	$11,585	$200,705	$(187,349)		$24,941

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$580	$2,252	$(902)	(3)	$1,930
Related party payable	33	-	-		33
Accrued wages and commissions	691	-	-		691
Accrued expenses	888	108	-		996
Contract liability	485	-	-		485
Interest payable	89	-	(89)	(4)	-
Notes payable	7,000	-	(7,000)	(4)	-
Other liabilities	39	-	-		39
Total current liabilities	9,805	2,360	(7,991)		4,174

Warrant liability	-	5,278	-		5,278
Convertible notes	-	-	8,565	(8)	8,565
Deferred underwriting fee payable	-	7,000	(7,000)	(3)	-
Total Liabilities	9,805	14,638	(6,426)		18,017

Ordinary shares subject to possible redemption	-	200,000	(200,000)	(2)	-

Shareholders’ Equity
Series B Preferred	5	-	(5)	(5)	-
Series A Preferred	5	-	(5)	(5)	-
Series Seed Preferred	7	-	(7)	(5)	-
Common stock	14	-	-	(2)	3
			(14)	(5)
			2	(5)
			1	(5)
Additional paid in capital	17,840	-	8,562	(2)	27,121
			13,189	(4)
			(13,905)	(5)
			1,435	(8)
Class B ordinary shares	-	1	(1)	(5)	-
Accumulated deficit	(16,091)	(13,934)	(4,109)	(3)	(20,200)
			13,934	(5)
Total Shareholders' Equity	1,780	(13,933)	19,077		6,924
Total Liabilities and Shareholders’ Equity	$11,585	$200,705	$(187,349)		$24,941

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2022
(in thousands, except share and per share data)

	SpringBig (Historical)	Tuatara (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$6,364	$-	$-		$6,364
Cost of revenue	1,843	-	-		1,843
Gross profit	4,521	-	-		4,521
Selling, servicing and marketing	2,943	-	-		2,943
Technology and software development	2,637	-	-		2,637
General and administrative	1,537	-	-		1,537
Operating expenses	-	912	-	(2)	912
Total operating expenses	7,117	912	-		8,029
Loss from operations	(2,596)	(912)	-		(3,508)

Interest income	-	-	-		-
Interest expense	(89)	-	(469)	(3)	(558)
Forgiveness of PPP Loan	-	-	-		-
Change in fair value of warrants	-	4,162	-		4,162
Compensation expense	(181)	-	-		(181)
Transaction costs allocated to warrants	-	-	-		-
Interest earned on investments held in Trust Account	-	3	(3)	(1)	-
(Loss) income before taxes	(2,866)	3,253	(472)		(85)
Provision for taxes	-	-	-	(4)	-
Net (loss) income	$(2,866)	$3,253	$(472)		$(85)

Weighted average shares outstanding, basic	13,571,872	25,000,000	(709,730)	(5)	24,290,270
Basic net (loss) income per share	$(0.21)	$0.13			$-
Weighted average shares outstanding, diluted	13,571,872	25,000,000	(709,730)	(5)	24,290,270
Diluted net (loss) income per share	$(0.21)	$0.13			$-

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	SpringBig (Historical)	Tuatara (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$24,024	$-	$-		$24,024
Cost of revenue	6,929	-	-		6,929
Gross profit	17,095	-	-		17,095
Selling, servicing and marketing	10,185	-	-		10,185
Technology and software development	8,410	-	-		8,410
General and administrative	5,032	-	-		5,032
Operating expenses	-	2,035	3,559	(2)	5,594
Total operating expenses	23,627	2,035	3,559		29,221
Loss from operations	(6,532)	(2,035)	(3,559)		(12,126)

Interest income	3	-	-		3
Interest expense	-	-	(1,877)	(3)	(1,877)
Forgiveness of PPP Loan	781	-	-		781
Change in fair value of warrants	-	12,960	-		12,960
Compensation expense	-	(2,400)	-		(2,400)
Transaction costs allocated to warrants	-	(853)	-		(853)
Interest earned on investments held in Trust Account	-	35	(35)	(1)	-
(Loss) income before taxes	(5,748)	7,707	(5,471)		(3,512)
Provision for taxes	(2)	-	-	(4)	(2)
Net (loss) income	$(5,750)	$7,707	$(5,471)		$(3,514)

Weighted average shares outstanding, basic	13,385,267	22,287,671	2,002,599	(5)	24,290,270
Basic net (loss) income per share	$(0.43)	$0.35			$(0.14)
Weighted average shares outstanding, diluted	13,385,267	22,369,863	1,920,407	(5)	24,290,270
Diluted net (loss) income per share	$(0.43)	$0.34			$(0.14)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the business combination linking the effects of the business combination to the historical financial information.

The Transaction will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. SpringBig has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios as SpringBig owners before the business combination will retain a majority financial interest after the business combination. Under the reverse recapitalization model, the business combination will be treated as SpringBig issuing equity for the net assets of Tuatara, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the business combination had been consummated on March 31, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of March 31, 2022 has been prepared using the following:

•	SpringBig historical unaudited consolidated balance sheet as of March 31, 2022, included as an Exhibit in this Form 8-K.
•	Tuatara’s historical unaudited consolidated balance sheet as of March 31, 2022, included Tuatara’s Quarterly report on Form 10-Q, filed on May 16, 2022.

The pro forma combined statement of operations for the three months ended March 31, 2022 has been prepared using the following:

•	SpringBig historical unaudited consolidated statement of operations for the three months ended March 31, 2022, included as an Exhibit in this Form 8-K.
•	Tuatara’s historical unaudited consolidated statement of operations for the three months ended March 31, 2022, included Tuatara’s Quarterly report on Form 10-Q, filed on May 16, 2022.

The pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

•	SpringBig historical consolidated statement of operations for the year ended December 31, 2021, included in Tuatara’s prospectus.
•	Tuatara’s statement of operations for the year ended December 31, 2021, included in Tuatara’s prospectus.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of New SpringBig after giving effect to the business combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SpringBig and Tuatara.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets as of March 31, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)	Derived from the unaudited consolidated balance sheet of SpringBig as of March 31, 2022.
(B)	Derived from the unaudited consolidated balance sheet of Tuatara as of March 31, 2022.
(1)	To reflect the release of cash from marketable securities held in the trust account.
(2)
To reflect (a) the redemption of 19,123,806 Class A ordinary shares for cash payment of $191.4 million and (b) the reclassification of 876,194 Class A ordinary shares subject to redemption to permanent equity for shareholders who did not exercise their redemption rights.

(3)
To reflect the payment of an aggregate of $11.1 million of estimated legal, financial advisory and other professional fees related to the business combination, the prepayment of $1.4 million of directors and officers’ insurance premium, the payment of $0.9 million of accounts payable and accrued expenses, the payment of $0.6 million in executive bonuses and the waiver of $7.0 million of deferred underwriting fees by the underwriters in Tuatara’s IPO of its deferred underwriting discount The direct, incremental costs of the business combination related to the legal, financial advisory, accounting and other professional fees of approximately $11.1 million is reflected as an adjustment to accumulated deficit.

(4)
Reflects proceeds received of $13.1 million from the subscription investors in exchange for the issuance of 1,310,000 shares of New SpringBig common stock at a price of $10.00 per share, plus 31,356 shares paid to the certain PIPE Investors pursuant to the convertible notes with certain PIPE Investors.

(5)
To reflect the recapitalization of SpringBig through (a) the contribution of all the share capital in SpringBig to New SpringBig common stock, (b) the issuance of 18,196,526 shares of New SpringBig common stock, (c) the elimination of the historical accumulated deficit of Tuatara of $13.9 million, the accounting acquiree and (d) the conversion of 4,000,000 Class B ordinary shares outstanding in Tuatara to New SpringBig common stock, on a one-for-one basis, at the consummation of the business combination.

(6)	To reflect the forfeiture of 1,000,000 shares of New SpringBig common stock by the sponsor. No entry is reflected due to rounding.
(7)	To reflect the issuance of 876,194 shares of New SpringBig common stock to non-redeeming public shareholders. No entry is reflected due to rounding.
(8)
Reflects issuance of $11.0 million of 6% Senior Secured Original Issue Discount Convertible Notes (the “Notes”) for proceeds of $10.0 million and a discount of $2.4 million. The Notes will be convertible at the option of the holders beginning at the earlier of (a) the date of effectiveness of a resale registration statement covering the resales of New SpringBig’s shares of common stock underlying the Notes or (b) one year after the issuance of the Notes, in each case at an initial conversion share price of $12.00 per share. The Notes will bear interest at a rate of 6% per annum and amortize after six months, which amortization may be settled in cash or shares of common stock.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 30, 2021 are as follows:

(A)	Derived from the unaudited consolidated statement of operations of SpringBig for the three months ended March 31, 2022.
(B)	Derived from the unaudited consolidated statements of operations of Tuatara for the three months ended March 31, 2022.
(C)	Derived from the audited consolidated statement of operations of SpringBig for the year ended December 31, 2021.
(D)	Derived from the audited statements of operations of Tuatara for the year ended December 31, 2021.
(1)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.
(2)
Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(3) above in the aggregate amount of $3.6 million for the direct, incremental costs of the business combination, assuming those adjustments were made as of the beginning of the fiscal period presented. As these costs are directly related to the business combination, they are not expected to recur in the income of the combined company beyond 12 months after the business combination.

(3)
Represents 6% interest expense incurred on the Notes in the amount of approximately $165,000 and $660,000 for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively, the amortization of the discount on the Notes to interest expense in the amount of $179,000 and $717,000 for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively, and the amortization of the original issue discount to interest expense in the amount of approximately $125,000 and $500,000 for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively,. See the discussion in adjustment (8) of Note 2 above for additional information regarding the Notes.

(4)
Although the blended statutory rate for the redomesticated entity post business combination would be 21%, the consolidated combined pro forma under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(5)
The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that Tuatara’s initial public offering occurred as of the beginning of the earliest period presented. In addition, as the business combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.	Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the business combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the business combination have been outstanding for the entire period presented.

The amounts presented above and below do not give effect to any shares of New SpringBig’s common stock that may be issued pursuant to the Facility. If the Facility is utilized after the closing of the business combination, SpringBig will issue shares to CF Principal Investments LLC at a discount to the then-current market price and CF Principal Investments LLC will have an incentive to sell such shares immediately. Any such issuances may therefore result in further dilution to the existing shareholders and may in turn decrease the trading price of the New SpringBig common stock. Assuming the Facility is used in its entirety for the full $50 million purchase price, the number of shares to be issued at each of $15.00 per share, $10.00 per share, or $5.00 per share would be 3.33 million, 5 million, or 10 million shares, respectively. Such shares would increase the denominator of per share income calculations and, in turn, reduce income per share amounts. There is no obligation that the Facility be used in its entirety or at all, but if it is, the proceeds therefrom would result in an increase to cash on the balance sheet.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Tuatara’s public shares:

Pro Forma Combined
Three Months Ended March 31, 2022
Net loss	$(85)
Weighted average shares outstanding – basic and diluted	24,290,270
Basic and diluted net loss per share	$(0.00)
Year Ended December 31, 2021
Net loss	$(3,514)
Weighted average shares outstanding – basic and diluted	24,290,270
Basic and diluted net loss per share	$(0.14)

Weighted average shares calculations, basic and diluted	Pro Forma Combined
Tuatara’s public shares	1,752,388
Tuatara initial stockholders	3,000,000
Subscription investors	1,341,356
SpringBig stockholders	18,196,526
Weighted average shares outstanding – basic and diluted	24,290,270